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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

ADS Letter of Transmittal
To Tender Ordinary Shares represented by American Depositary Shares of

Genset S.A.

at

the U.S. Dollar Equivalent

of

EUR 2.73 Net Per one-third Share represented by an American Depositary Share pursuant to the U.S. Offer to Purchase dated May 15, 2003

by

Serono France Holding S.A.
a wholly-owned subsidiary of

Serono S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, JUNE 13, 2003, UNLESS THE U.S. OFFER IS EXTENDED.

The Receiving Agent for the U.S. Offer is:

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Hand or Overnight Delivery: The Bank of New York Tender & Exchange Department-11 West 101 Barclay Street Receive and Deliver Window-Street Level New York, NY 10286

DESCRIPTION OF ADSs DELIVERED

Name(s) and Address(es) and Daytime Telephone Number(s) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on the ADR(s))	ADSs Delivered (Attach additional list if necessary)

	ADR Certificate Number(s)*	Total Number of ADSs Evidenced By ADRs*	Number of ADSs Delivered**

Total ADSs

*	Need not be completed by holders delivering by book-entry transfer.
**	It will be assumed that all Shares represented by ADSs delivered to the Receiving Agent are being tendered. If ADRs are being delivered all Shares represented by the ADSs evidenced by such ADRs must be tendered. See Instruction 4.

/ /	CHECK HERE IF ANY OF THE ADRs REPRESENTING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 10).
Number of ADSs represented by lost, destroyed, mutilated or stolen ADR(s):

        DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS ADS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 THAT IS PART OF THIS ADS LETTER OF TRANSMITTAL UNLESS AN AGENT'S MESSAGE (AS DEFINED BELOW) IS DELIVERED. DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE RECEIVING AGENT.

        PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS ADS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS ADS LETTER OF TRANSMITTAL. THIS ADS LETTER OF TRANSMITTAL SHOULD BE USED ONLY FOR TENDERING SHARES REPRESENTED BY ADSs. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING SHARES OTHER THAN SHARES REPRESENTED BY ADSs.

        You have received this ADS Letter of Transmittal in connection with the offer by Serono France Holding S.A., a company organized under the laws of France ("Purchaser") and a wholly-owned subsidiary of Serono S.A., a company organized under the laws of Switzerland, to purchase all ordinary shares, nominal value EUR 3.00 per share ("Shares"), of Genset S.A., a company organized under the laws of France, represented by outstanding American Depositary Shares ("ADSs") of Genset for EUR 2.73 per each one-third Share represented by an ADS, net to the tendering holder in cash, less any required withholding taxes and currency exchange costs and without interest, as described in the U.S. Offer to Purchase, dated May 15, 2003. Your ADSs also represent cash proceeds from the sale of rights distributed in connection with Genset's recent capital increase less the fees and expenses of the ADR Depositary. Purchaser is offering to purchase the Shares represented by the ADSs only, and holders of ADSs tendering the Shares represented by their ADSs in this offer will receive their pro rata portion of such net proceeds at the time such holders receive the purchase price for the Shares represented by their ADSs accepted by Purchaser in the offer.

        This document should be read in conjunction with the U.S. Offer to Purchase. Capitalized terms used in this document but not defined herein have the meanings given to those terms in the U.S. Offer to Purchase.

        Shares, except insofar as they are represented by ADSs, cannot be tendered by means of this ADS Letter of Transmittal. If you hold Shares and you are a U.S. holder, within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended, you can obtain a Share Form of Acceptance for tendering Shares from the Information Agent. See Instruction 9 of this ADS Letter of Transmittal. Shares held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent International Offer. Information on the International Offer may be obtained from the Information Agent for the U.S. Offer at (800) 322-2885.

        All ADS Letters of Transmittal, American Depositary Receipts ("ADRs") evidencing ADSs and other required documents delivered to The Bank of New York (the "Receiving Agent") by holders of ADSs will be deemed (without any further action by the Receiving Agent) to constitute acceptance by such holders of the U.S. Offer with respect to such ADSs (and the Shares represented thereby), subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements and amendments thereto, and this ADS Letter of Transmittal.

        Holders of Shares represented by ADSs purchased in the U.S. Offer will receive the purchase price for such securities, by check or, in the case of Shares represented by ADSs held through The Depository Trust Company (the "Book-Entry Transfer Facility"), by means of delivery of funds to the account maintained at the Book-Entry Transfer Facility by the participant that has tendered the Shares represented by such ADSs.

        This ADS Letter of Transmittal is to be used either if ADRs evidencing ADSs are to be forwarded herewith or, unless an Agent's Message is utilized, if the delivery of ADSs is to be made by book-entry transfer to an account maintained by the Receiving Agent at the Book-Entry Transfer Facility pursuant to the procedures for book-entry transfer set forth in Section 3 of the U.S. Offer to Purchase. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Receiving Agent.

        In the event of an inconsistency between the terms and procedures in this ADS Letter of Transmittal and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern. The term "Expiration Date" means 12:00 noon, New York City time on Friday, June 13, 2003, or if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as so extended, will expire.

/ /	CHECK HERE IF ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE RECEIVING AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE DEPOSITORY TRUST COMPANY MAY DELIVER ADSs BY BOOK-ENTRY TRANSFER):
Name of Tendering Institution:
DTC Participant Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

        To: The Bank of New York, as Receiving Agent

        The undersigned hereby instructs the Receiving Agent to accept the U.S. Offer on behalf of the undersigned with respect to the Shares represented by the above described ADSs, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements or amendments thereto, and this ADS Letter of Transmittal.

        The undersigned hereby acknowledges that delivery of this ADS Letter of Transmittal and of the ADSs and other required documents delivered to the Receiving Agent in connection herewith will be deemed (without any further action by the Receiving Agent) to constitute an acceptance of the U.S. Offer by the undersigned with respect to Shares represented by such ADSs, subject to the rights of withdrawal set out in Section 4 in the U.S. Offer to Purchase and the terms and conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal.

        The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance for payment by Purchaser, constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the U.S. Offer.

        The undersigned hereby delivers to the Receiving Agent the above-described ADSs in order for the Shares represented by such ADSs to be tendered to Purchaser, in accordance with the terms and conditions of the U.S. Offer to Purchase, any supplements or amendments thereto, and this ADS Letter of Transmittal.

        Upon the terms of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

  (i)
  tenders, sells, assigns and transfers to Purchaser all right, title and interest in and to all the Shares represented by the ADSs being delivered hereby; and

  (ii)
  irrevocably constitutes and appoints the Receiving Agent the true and lawful agent and attorney-in-fact of the undersigned to:

  (a)
  surrender the ADSs delivered to the Receiving Agent by or on the undersigned's behalf to the ADR Depositary for cancellation and withdrawal of the Net Proceeds and Shares represented by such ADSs;

  (b)
  instruct the ADR Depositary to tender such Shares into the U.S. Offer by deliverying such Shares or transferring ownership of such Shares, together in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser;

  (c)
  instruct the ADR Depositary to deliver the Net Proceeds to the Receiving Agent for delivery to the undersigned together with the purchase price for the Shares represented by such ADSs; and

  (d)
  receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs (including the Shares represented thereby), all in accordance with the terms and subject to the conditions of the U.S. Offer.

        The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorney-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Shares represented by ADSs tendered hereby that have been accepted for payment by Purchaser. The designees of Purchaser will, with respect to the Shares represented by the ADSs delivered hereby for which the appointment is effective, be empowered to exercise all voting and any other rights of the undersigned, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares represented by the ADSs delivered hereby. Such appointment is effective when, and only to the extent that, Purchaser accepts for payment Shares tendered by such holder as provided herein. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares or ADSs will be revoked, and no subsequent powers of attorney, proxies or consents may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares represented by ADSs delivered hereby to be deemed validly tendered, immediately upon Purchaser's payment for such Shares, Purchaser must be able to exercise full voting, consent and other rights to the extent permitted under applicable law with respect to such Shares, including voting at any meeting of Genset shareholders.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares represented by the ADSs delivered hereby and that, when the same are purchased by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed to complete the sale, assignment and transfer of the Shares represented by the ADSs delivered hereby.

        The undersigned agrees to ratify each and every act or thing which may be done or effected by any director of, or other person nominated by, Purchaser or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder.

        The undersigned undertakes, represents and warrants that if any provision of this ADS Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford Purchaser or the Receiving Agent or their respective agents the benefit of the authority expressed to be given in this ADS Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable Purchaser or the Receiving Agent to secure the full benefits of this ADS Letter of Transmittal.

        All authority conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this ADS Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the U.S. Offer to Purchase, this tender is irrevocable.

        Unless otherwise indicated in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions," the undersigned hereby instructs the Receiving Agent to:

  (i)
  issue, or cause to be issued, the check for the purchase price for the Shares represented by ADSs accepted for purchase and the Net Proceeds underlying such ADSs in the name(s) of the registered holder(s) appearing in the box entitled "Description of ADSs Delivered"; and

  (ii)
  (a)   mail, or cause to be mailed, such check and/or

  (b)
  return, or cause to be returned, any ADRs evidencing ADSs not accepted for purchase (and accompanying documents, as appropriate),

    to the address(es) of the registered holder(s) appearing in the box entitled "Description of ADSs Delivered."

        In the event that either or both the "Special Delivery Instructions" or "Special Payment Instructions" are completed, the undersigned hereby instructs Purchaser to:

  (i)
  issue, or cause to be issued, the check for the purchase price for the Shares represented by ADSs accepted for purchase and the Net Proceeds underlying such ADSs in the name(s) of the person or persons so indicated, and

  (ii)
  (a)   mail, or cause to be mailed, such check, and/or

  (b)
  return, or cause to be returned, any ADRs evidencing any ADSs not tendered or accepted for purchase (and accompanying documents, as appropriate)

    to the address(es) of the person or persons so indicated.

        In the case of a book-entry delivery of ADSs, the undersigned hereby instructs Purchaser or its agents to credit the undersigned's account maintained at the Book-Entry Transfer Facility with (i) the purchase price for the tendered Shares represented by ADSs accepted for purchase and any other securities, property or cash, including the Net Proceeds, relating to such ADSs and (ii) any ADSs representing Shares not accepted for purchase. The undersigned recognizes that the Receiving Agent will not surrender ADSs for cancellation if Purchaser does not accept for purchase any Shares represented by the ADSs so delivered.

        The terms and conditions of the U.S. Offer contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this ADS Letter of Transmittal, which shall be read and construed accordingly.

        This ADS Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the U.S. Offer shall not be made, until the ADSs being delivered and all other required documentation have been received by the Receiving Agent as provided in the U.S. Offer to Purchase and this ADS Letter of Transmittal.

  SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

          To be completed ONLY if the check for the purchase price with respect to Shares represented by ADSs accepted for payment and the Net Proceeds underlying such ADSs (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned.

  Issue Check to:

Name:
(Please Print: First, Middle and Last Name)
Address:	(Please type or print)

(Include Zip Code)

(Tax Identification or Social Security Number)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

          To be completed ONLY if ADRs representing ADSs not accepted for payment and/or the check for the purchase price with respect to Shares represented by ADSs accepted for payment and the Net Proceeds underlying such ADSs (less the amount of any federal income and backup withholding tax required to be withheld) are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

  Mail: ☐ Check and/or ☐ ADRs to:

Name:
(Please Print: First, Middle and Last Name)
Address:	(Please type or print)

(Include Zip Code)

(Tax Identification or Social Security Number)

IMPORTANT—SIGN HERE
(Please Also Complete Substitute Form W-9 Below)

(Signature(s) of Owners(s))
Dated: , 2003

              (Must be signed by registered owner(s) exactly as name(s) appear(s) on ADRs evidencing the ADSs or on a security position listing or by person(s) to whom ADRs surrendered have been assigned and transferred, as evidenced by endorsement, stock powers and other documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Name(s):
(Please Print)
Capacity (full title):
Address:
(Including Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security No.:
GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instruction 1 and 5)
Name of Firm:
Address:
(Include Zip Code)
Authorized Signature:
Name:	(Please Type or Print)
Area Code and Telephone Number:
Dated: , 2003	Place medallion guarantee in space below

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

1.
Guarantee of Signatures.

        Except as otherwise provided below, all signatures on this ADS Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an "Eligible Institution"). Signatures on this ADS Letter of Transmittal need not be guaranteed (a) if this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs delivered herewith and such registered owner has not completed either the box titled "Special Payment Instructions" or the box titled "Special Delivery Instructions" on this ADS Letter of Transmittal or (b) if such ADSs are delivered for the account of an Eligible Institution. See Instruction 5.

2.
Delivery of ADS Letter of Transmittal and ADSs.

        This ADS Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith or, unless an Agent's Message (as defined below) is utilized, if delivery of ADSs is to be made pursuant to the procedures for delivery by book-entry transfer set forth in Section 3 of the U.S. Offer to Purchase. A manually executed copy of this document may be used in lieu of the original. An Agent's Message may be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the Receiving Agent at the Book-Entry Transfer Facility pursuant to the procedures for book-entry transfer set forth in Section 3 of the U.S. Offer to Purchase. ADRs evidencing ADSs or confirmation of any book-entry transfer into the Receiving Agent's account at the Book-Entry Transfer Facility of ADSs delivered by book-entry transfer ("Book-Entry Confirmation"), as well as a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message and any other documents required by this ADS Letter of Transmittal, must be delivered to the Receiving Agent at one of its addresses set forth herein prior to the Expiration Date. If ADRs are forwarded to the Receiving Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

        The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Receiving Agent and forming part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Facility delivering the ADSs that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

        The method of delivery of ADRs and all other required documents is at the sole option and risk of the tendering holders of ADSs. ADRs will be deemed delivered only when actually received by the Receiving Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted. By executing this ADS Letter of Transmittal, all tendering ADS holders waive any right to receive any notice of the acceptance of the Shares represented by their ADSs for payment.

        All questions as to validity, form and eligibility (including time of receipt) and acceptance of any tender of Shares represented by ADSs hereunder will be determined by Purchaser in its sole and absolute discretion (which may delegate power in whole or in part to the Receiving Agent) and such determination shall be final and binding. Purchaser reserves the absolute right to waive any defect or irregularity in the tender of any Shares represented by ADSs of any particular holder whether or not similar defects or irregularities are waived in the case of any other holder. A tender of Shares represented by ADSs will not be deemed to have been made until all irregularities have been cured or waived. None of Purchaser or any of its affiliates or assigns, the Receiving Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

3.
Inadequate Space.

        If the space provided herein is inadequate, the certificate numbers of the ADRs, the total number of ADSs represented by such ADRs and the number of ADSs delivered should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this ADS Letter of Transmittal is signed.

4.
Partial Tenders.

        Due to the termination of the ADR program, effective December 27, 2002, the ADR Depositary is no longer permitted under the terms of the deposit agreement to issue or split up ADR certificates. As a result, a registered ADS holder may not make a partial tender of Shares evidenced by ADRs evidencing his or her ADSs. In order for an ADS holder to make a partial tender of the Shares evidenced by ADRs held by such holder, the holder must present all of his or her ADSs to the ADR Depositary for cancellation and withdraw the Net Proceeds and Shares represented by such ADSs from the ADR program. The ADS holder will then be in a position to tender a portion of the Shares represented by such ADSs into the U.S. Offer, by means of a Share Form of Acceptance, if such holder is a U.S. holder, or into the International Offer if such holder is a non-U.S. holder.

5.
Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements.

        If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs delivered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADRs evidencing such ADSs without alteration, enlargement or any other change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

        If any of the ADSs delivered hereby are owned of record by two or more joint owners, all such owners must sign this ADS Letter of Transmittal.

        If any ADSs representing Shares tendered in the U.S. Offer are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of ADRs.

        If this ADS Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority to act must be submitted.

        If this ADS Letter of Transmittal is signed by the registered holders(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required unless the check for the purchase price for the Shares represented by the ADSs accepted for purchase and the Net Proceeds underlying such ADSs is to be issued or delivered to a person other than the registered holder(s) or ADRs for ADSs not accepted for payment are to be delivered to a person other than the registered holder(s). Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

        If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs listed, the ADRs must be endorsed or accompanied by the appropriate stock powers signed exactly as the name or names of the registered holder(s) appear(s) on the ADRs evidencing such ADSs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

6.
Stock Transfer Taxes.

        Except as otherwise provided in this Instruction 6, Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares represented by ADSs to it or to its order pursuant to the U.S. Offer. If, however, payment of the purchase price is to be made to any person other than the registered holder(s), or if tendered ADSs are registered in the name of any person other than the person(s) signing this ADS Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADRs delivered with this ADS Letter of Transmittal.

7.
Special Payment and Delivery Instructions.

        If the purchase price for Shares represented by ADSs accepted for purchase and/or ADRs evidencing ADSs not accepted for purchase are to be sent and/or such ADRs are to be returned to an address other than that indicated in the box entitled "Description of ADSs Delivered," the appropriate "Special Delivery Instructions" box and/or the "Special Payment Instructions" box on this ADS Letter of Transmittal should be completed.

8.
Requests for Assistance or Additional Copies.

        Holders of Shares represented by ADSs must use an ADS Letter of Transmittal in order to deliver their ADSs, tender the Shares underlying such ADSs and accept the U.S. Offer. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser's expense.

9.
Holders of Shares.

        Holders of record of Shares, who are U.S. holders, have been sent an appropriate Share Form of Acceptance with the U.S. Offer to Purchase and may not tender Shares using this ADS Letter of Transmittal. If any holder of Shares which are not represented by ADSs needs to obtain a copy of a Share Form of Acceptance, such holder should contact the Information Agent at the address and telephone numbers set forth at the end of this ADS Letter of Transmittal. Shares held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer.

10.
Lost, Destroyed, Mutilated or Stolen ADRs.

        If any ADRs representing ADSs have been lost, destroyed, mutilated or stolen, the holder should check the box on page 2 of this ADS Letter of Transmittal and indicate the number of ADSs represented by the lost, destroyed, mutilated or stolen ADRs, complete and sign this ADS Letter of Transmittal, and return it to the Receiving Agent at one of the addresses indicated on the front of this ADS Letter of Transmittal. The Receiving Agent will forward to you the documentation necessary to process your tender. This ADS Letter of Transmittal and related documents cannot be processed until the holder has complied with the procedures for replacing lost, destroyed, mutilated or stolen ADRs.

11.
Substitute Form W-9.

        Each tendering ADS holder is required to (i) provide the Receiving Agent with a correct Taxpayer Identification Number ("TIN"), generally the holder's social security number or federal employer identification number, on Substitute Form W-9 below and certify on such form whether the holder is subject to backup withholding, or (ii) file a Form W-8BEN or otherwise establish such holder's exemption from backup withholding to the satisfaction of the Receiving Agent. Failure to provide the information on the form may subject the tendering holder to 30% U.S. federal backup withholding tax on the payment of the purchase price. The tendering holder may write "Applied For" in Part I of the Form if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has written "Applied for" in Part I of the Form, the holder must also complete the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that "Applied For" is written in Part I of the Substitute Form W-9 and that the holder has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will withhold 30% of all payments of the purchase price thereafter until a TIN is provided to the Receiving Agent, unless the holder has filed a Form W-8BEN or otherwise established an exemption. See Important Tax Information below.

        IMPORTANT: THIS ADS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED COPY THEREOF) OR AN AGENT'S MESSAGE, TOGETHER WITH THE ADRs FOR ALL ADSs DELIVERED HEREBY OR BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

        Under the U.S. federal income tax law, a holder whose tendered Shares represented by ADSs are accepted for purchase is required by law to (i) provide the Receiving Agent with such holder's correct TIN on Substitute Form W-9 below, certify that such TIN is correct (or that such security holder is awaiting a TIN), and certify whether the holder is subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of ADSs is an individual, the TIN is his or her social security number. If a holder of ADSs fails to provide a correct TIN to the Receiving Agent, such person may be subject to a U.S.$50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder of ADSs with respect to Shares represented by ADSs purchased pursuant to the U.S. Offer may be subject to backup withholding of 30%.

        Certain holders of ADSs (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must generally submit a Form W-8BEN, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8BEN can be obtained from the Receiving Agent.

        If backup withholding applies, the Receiving Agent is required to withhold 30% of any payments made to the ADS holder or payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        If backup withholding applies and "Applied For" is written in Part I of the Substitute Form W-9 and the holder of ADSs has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will retain 30% of any payment of the purchase price for tendered ADSs during the 60-day period following the date of the Substitute Form W-9. If a holder's TIN is provided to the Receiving Agent within 60 days of the date of the Substitute Form W-9, payment of such retained amounts will be made to such holder of ADSs. If a holder's TIN is not provided to the Receiving Agent within such 60-day period, the Receiving Agent will remit such retained amounts to the Internal Revenue Service as backup withholding and shall withhold 30% of any payment of the purchase price for the tendered ADSs made to such holder thereafter unless such holder of ADSs furnishes a TIN to the Receiving Agent prior to such payment.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments made to a holder whose tendered ADSs are accepted for purchase (for holders other than foreign persons who provide an appropriate Form W-8BEN), the holder should complete and sign the Substitute Form W-9 included in this ADS Letter of Transmittal and provide the holder's correct TIN and certify, under penalties of perjury, that the TIN provided on such Form is correct (or that such holder is awaiting a TIN) and that (a) such holder of ADSs is exempt from backup withholding, (b) such holder of ADSs has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying that the information on such Form is correct.

What Number to Give the Receiving Agent

        The holder of ADSs is required to give the Receiving Agent the social security number or employer identification number of the record owner of the ADSs. If the ADSs are in more than one name or are not in the name of their actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

TO BE COMPLETED BY ALL TENDERING ADS HOLDERS
(See Instruction 11)
PAYER: The Bank of New York

SUBSTITUTE FORM W-9 Request for Taxpayer Identification Number (TIN) and Certification	Name: Address: Check appropriate box:
	Individual	☐	Corporation	☐
	Partnership	☐	Other (specify)	☐

Part I.
Please provide your taxpayer identification number in the space at right. If awaiting TIN, write "Applied For" in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.			SSN: Or EIN:

Part II.	For Payees exempt from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" and complete as instructed therein.

Part III.	CERTIFICATION
Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me);
(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:	, 2003

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR"
IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to a 30% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature:	Date:	, 2003

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Receiving Agent for the U.S. Offer is:

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Hand or Overnight Delivery: The Bank of New York Tender & Exchange Department-11 West 101 Barclay Street Receive and Deliver Window-Street Level New York, NY 10286

The Information Agent for the U.S. Offer is:

105 Madison Avenue
New York, New York 10016

(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
Email:proxy@mackenziepartners.com

May 15, 2003

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NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS Forming Part of the Terms and Conditions of the U.S. Offer
IMPORTANT TAX INFORMATION
TO BE COMPLETED BY ALL TENDERING ADS HOLDERS (See Instruction 11) PAYER: The Bank of New York